Item 30. Exhibit (h) i. i. 1iii.

AMENDMENT TO PARTICIPATION AGREEMENT

AMENDMENT NO. 3

THIS AGREEMENT made the 23rd day of October 1998, and amended on November 1, 1999 and May 1, 2000 (the “Participation Agreement”), by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, an unincorporated business trust formed under the laws of Delaware (the “Trust”), GOLDMAN SACHS & CO., a New York limited partnership (the “Distributor”), MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized as a corporation under the laws of the State of Massachusetts (hereinafter referred to as the “Company”), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement.

The parties hereby agree to amend the Participation Agreement as follows:

1.	Schedules 1, 2 and 3 of the Participation Agreement are amended to add the following variable life insurance policies:

Amendment No. 3 to Schedule 1

Effective as of April 15, 2001, the following separate accounts of the Company are hereby added to this Schedule 1 and made subject to the Agreement:

Name of Account and Subaccounts	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Massachusetts Mutual Variable Life Separate Account I	July 13, 1988	811-5611	VUL II

Massachusetts Mutual Variable Life Separate Account I	July 13, 1988	811-5611	LVUL

Massachusetts Mutual Variable Life Separate Account I	July 13, 1988	811-5611	MMSVUL

Amendment No. 3 to Schedule 2

Effective as of April 15, 2001, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:

Policy Marketing Name	SEC 1933 Act Registration Number	Name of Supporting Account	Annuity or Life
VUL II	333-50410	P2-2001	Life
LVUL	333-50422	Not finalized	Life
MM LVUL	333-41657	P1-98	Life

Amendment No. 3 to Schedule 3

Effective as of April 15, 2001 this Schedule 3 is hereby amended to reflect the following changes in Trust Classes and Series:

Contract Marketing Name	Trust Classes and Series
VUL II	Capital Growth Fund
LVUL	Capital Growth Fund
MM SVUL	Capital Growth Fund

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend Schedules 1, 2 and 3 in accordance with Article XI of the Agreement.

/s/ Howard B. Surloff		/s/ James E. Miller
Goldman Sachs Variable Insurance Trust		Massachusetts Mutual
Name:	Howard B. Surloff	Life Insurance Company
Title:	Secretary	Name:	James E. Miller
		Title:	Executive Vice President

/s/ Peter V. Bonanno
Goldman, Sachs & Co.
Name:	Peter V. Bonanno
Title:	Vice President

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